Exhibit 10.1

WARRANT AMENDMENT AGREEMENT
BETWEEN
CYBERONICS, INC.
AND
MERRILL LYNCH INTERNATIONAL
THROUGH
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
AS AGENT

THIS WARRANT AMENDMENT AGREEMENT (this “Amendment Agreement”) is made as of September 11, 2012, between Cyberonics, Inc. (“Counterparty”), and Merrill Lynch International (“ML”) through its agent Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Agent”).

WITNESSETH:

WHEREAS, on September 21, 2005 Counterparty and ML through Agent entered into a warrant transaction (the “Warrant Transaction”) pursuant to an ISDA confirmation dated as of September 21, 2005, which is subject to an agreement in the form of the 1992 ISDA Master Agreement (Multicurrency – Cross Border), pursuant to which ML purchased from Counterparty 3,012,050 warrants (as amended, modified, terminated or unwound from time to time, the “Warrant Confirmation”); and

WHEREAS, Counterparty and ML wish to amend the terms of the Warrant Transaction and the Warrant Confirmation as set forth below.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, Counterparty and ML, intending to be legally bound, mutually covenant and agree as follows:

Section 1.                      Definitions. Capitalized terms used herein but not otherwise defined shall have the meanings assigned to them in the Warrant Confirmation.  All references herein, in the Warrant Confirmation and in the Equity Definitions to the “Strike Price” shall be deemed to be references to the “Exercise Price.”

Section 2.                      Amendment of the Warrant Transaction.

(a)           The captions “Expiration Time,” “Expiration Date” and “Exercise Date” under the heading “Procedures for Exercise” in the Warrant Confirmation and the provisions opposite such captions are hereby amended and restated in their entirety to read:

“Expiration Time:	Valuation Time
Expiration Dates:
Each Scheduled Trading Day during the period from, and including, the First Expiration Date to, but excluding, the 60th Scheduled Trading Day following the First Expiration Date shall be an “Expiration Date” for a number of Warrants equal to the Daily Number of Warrants on such date; provided that, notwithstanding anything to the contrary in the Equity Definitions, if any such date is a Disrupted Day, the Calculation Agent shall make adjustments, if applicable, to the Daily Number of Warrants for such Expiration Date or shall reduce such Daily Number of Warrants to zero for such Expiration Date and shall designate a Scheduled Trading Day or a number of Scheduled Trading Days as the Expiration Date(s) for the remaining Daily Number of Warrants or a portion thereof for the originally scheduled Expiration Date; and provided further that if such Expiration Date has not occurred pursuant to this clause as of the eighth Scheduled Trading Day following the last scheduled Expiration Date under the Transaction, the Calculation Agent shall have the right to declare such Scheduled Trading Day to be the final Expiration Date and the Calculation Agent shall determine its good faith estimate of the fair market value for the Shares as of the Valuation Time on that eighth Scheduled Trading Day or on any subsequent Scheduled Trading Day, as the Calculation Agent shall determine using commercially reasonable means.

First Expiration Date:	September 12, 2012 (or if such day is not a Scheduled Trading Day, the next following Scheduled Trading Day), subject to “Market Disruption Event” below.
Daily Number of Warrants:	For each of the first 59 Expiration Dates, 50,200 Warrants, and for the 60th Expiration Date, 50,250 Warrants, in each case, subject to adjustment pursuant to the provisos to “Expiration Dates”.
Market Disruption Event:	Market Disruption Event:
Section 6.3(d) of the Equity Definitions is hereby amended by deleting the remainder of the provision following the words “Scheduled Closing Time” in the fourth line thereof.”

(b)           The provision opposite the caption “Automatic Exercise” under the heading “Procedures for Exercise” in the Warrant Confirmation is hereby amended by adding the phrase “; and means that for each Expiration Date, a number of Warrants equal to the Daily Number of Warrants for such Expiration Date will be deemed to be automatically exercised at the Expiration Time on such Expiration Date” immediately following the word “Applicable” therein.

(c) The captions under the heading “Valuation” in the Warrant Confirmation and the provisions opposite such captions are hereby amended and restated in their entirety to read:
“Valuation Time:	Scheduled Closing Time; provided that if the principal trading session is extended, the Calculation Agent shall determine the Valuation Time in its reasonable discretion.
Valuation Date:	Each Expiration Date.”
(d) The captions under the heading “Settlement Terms” in the Warrant Confirmation and the provisions opposite such captions are hereby amended and restated in their entirety to read:
“Settlement Method Election:
Applicable, which means that, notwithstanding anything herein or in the Equity Definitions to the contrary (w) the first Settlement Method Election, which must be made on or prior to the First Settlement Method Election Date, shall apply to the first twenty Expiration Dates (including any such Expiration Date that is designated, in whole or in part, as a date other than the originally scheduled Expiration Date by the Calculation Agent pursuant to the provisions opposite the caption “Expiration Dates” above), (x) the second Settlement Method Election, which must be made on or prior to the Second Settlement Method Election Date, shall apply to the twenty-first through fortieth Expiration Dates (including any such Expiration Date that is designated, in whole or in part, as a date other than the originally scheduled Expiration Date by the Calculation Agent pursuant to the provisions opposite the caption “Expiration Dates” above), (y) the third Settlement Method Election, which must be made on or prior to the Third Settlement Method Election Date, shall apply to the forty-first through sixtieth Expiration Dates (including any such Expiration Date that is designated, in whole or in part, as a date other than the originally scheduled Expiration Date by the Calculation Agent pursuant to the provisions opposite the caption “Expiration Dates” above) and (z) if any Settlement Method Election is not made on or prior to the corresponding Settlement Method Election Date, Counterparty shall be deemed to have elected for the Default Settlement Method Election to apply in respect of such Settlement Method Election Date; provided that (i) references to “Physical Settlement” in Section 7.1 of the Equity Definitions shall be replaced by references to “Net Physical Settlement”; and (ii) Counterparty may elect Cash Settlement in respect of any Settlement Method Election Date only if Counterparty represents and warrants to ML in writing on the date of such election that (A) Counterparty is not in possession of any material non-public information regarding Counterparty or the Shares, (B) Counterparty is electing Cash Settlement in good faith and not as part of a plan or scheme to evade compliance with the federal securities laws, and (C) the assets of Counterparty at their fair valuation exceed the liabilities of Counterparty (including contingent liabilities), the capital of Counterparty is adequate to conduct the business of Counterparty, and Counterparty has the ability to pay its debts and obligations as such debts mature and does not intend to, or does not believe that it will, incur debt beyond its ability to pay as such debts mature.

Settlement Currency:	USD
Electing Party:	Counterparty
Settlement Method Election Dates:
Each of (i) the Scheduled Trading Day immediately preceding the First Expiration Date (the “First Settlement Method Election Date”), (ii) the third Scheduled Trading Day immediately preceding October 10, 2012 (the “Second Settlement Method Election Date”) and (iii) the third Scheduled Trading Day immediately preceding November 7, 2012 (the “Third Settlement Method Election Date”).

Default Settlement Method:	In respect of any Settlement Method Election Date, Net Physical Settlement.
Net Physical Settlement:
If Net Physical Settlement is applicable for any Expiration Dates hereunder, then on the Settlement Date, Counterparty shall deliver (in addition to paying any cash pursuant to, and in accordance with, the provisions opposite the caption “Cash Settlement” below if Cash Settlement is applicable for any Expiration Dates hereunder) to an account specified by ML, free of payment, through the Clearance System, a number of Shares equal to the sum of the Share Delivery Quantities for all Expiration Dates for which Net Physical Settlement is applicable, subject to the provisions opposite the caption “Limitations on Net Physical Settlement by Counterparty” below.  Notwithstanding anything to the contrary herein or in the Equity Definitions, in respect of the number of such Shares comprising the Share Delivery Quantity for each Expiration Date for which Net Physical Settlement is applicable, ML shall be treated, for all purposes, as the holder of record of such number of Shares at 5:00 p.m. (New York City time) on the date one Settlement Cycle immediately following such Expiration Date.  Counterparty shall pay to ML on the Settlement Date cash (in addition to any cash payable by Counterparty to ML if Cash Settlement applies for any Expiration Dates) in lieu of any fractional Share deliverable based on the Settlement Price on the final Expiration Date.  ML acknowledges and agrees that Shares delivered by Counterparty pursuant to a Net Physical Settlement need not be registered Shares.

Share Delivery Quantity:
For each Expiration Date for which Net Physical Settlement is applicable, a number of Shares, as calculated by the Calculation Agent, equal to the Net Physical Settlement Amount for such Expiration Date, divided by the Settlement Price on the Valuation Date corresponding to such Expiration Date.

Net Physical Settlement Amount:
For each Expiration Date, an amount equal to the product of (i) the number of Warrants exercised or deemed exercised on such Expiration Date, (ii) the Strike Price Differential for the relevant Valuation Date and (iii) the Warrant Entitlement.

Cash Settlement:
If Cash Settlement is applicable for any Expiration Dates hereunder, on the Settlement Date, Counterparty shall pay (in addition to delivering any Shares pursuant to, and in accordance with, the provisions opposite the caption “Net Physical Settlement” above if Net Physical Settlement is applicable for any Expiration Dates hereunder) to ML an amount of cash in USD equal to the sum of the Net Physical Settlement Amounts for all Expiration Dates for which Cash Settlement is applicable.

Settlement Price:
For each Valuation Date, the per Share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page CYBX <equity> AQR (or any successor thereto) in respect of the period from the scheduled opening time of the Exchange to the Scheduled Closing Time on such Valuation Date (or if such volume-weighted average price is unavailable, the market value of one Share on such Valuation Date, as determined by the Calculation Agent).  Notwithstanding the foregoing, if (i) any Expiration Date is a Disrupted Day and (ii) the Calculation Agent determines that such Expiration Date shall be an Expiration Date for fewer than the Daily Number of Warrants, as described above, then the Settlement Price for the relevant Valuation Date shall be the volume-weighted average price per Share on such Valuation Date on the Exchange, as determined by the Calculation Agent based on such sources as it deems appropriate using a volume-weighted methodology, for the portion of such Valuation Date for which the Calculation Agent determines there is no Market Disruption Event.

Settlement Date:	The date one Settlement Cycle immediately following the final Expiration Date.
Other Applicable Provisions:
If Net Physical Settlement is applicable for any Expiration Dates hereunder, the provisions of Sections 9.1(c), 9.8, 9.9, 9.11 and 9.12 of the Equity Definitions will be applicable, except that all references in such provisions to “Physically-settled” shall be read as references to “Net Physically Settled.” “Net Physically Settled” in relation to any Warrant means that Net Physical Settlement is applicable to that Warrant.

(e) The provisions under the heading “Additional Agreements, Representations and Covenants of Counterparty, Etc.” in the Warrant Confirmation are hereby amended as follows:
(i) the third paragraph of clause (d) thereunder is hereby amended by inserting the word “relevant” immediately prior to the word “Expiration” in the second sentence thereof; and
(ii) a new clause (f) and clause (g) shall be inserted immediately following the end of clause (e) thereunder as follows:

(f)           Counterparty understands, acknowledges and agrees that: (A) at any time on and prior to the last Expiration Date, ML and its affiliates may buy or sell Shares or other securities or buy or sell options or futures contracts or enter into swaps or other derivative securities in order to adjust its hedge position with respect to the Transaction;  (B) ML and its affiliates also may be active in the market for Shares other than in connection with hedging activities in relation to the Transaction; (C) ML shall make its own determination as to whether, when or in what manner any hedging or market activities in securities of Counterparty shall be conducted and shall do so in a manner that it deems appropriate to hedge its price and market risk with respect to the Settlement Prices; and (D) any market activities of ML and its affiliates with respect to Shares may affect the market price and volatility of Shares, as well as the Settlement Prices, each in a manner that may be adverse to Counterparty.

(g)           Counterparty represents and warrants to ML that Counterparty (A) is capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities; (B) will exercise independent judgment in evaluating the recommendations of any broker-dealer or its associated persons, unless it has otherwise notified the broker-dealer in writing; and (C) has total assets of at least $50 million as of the date hereof.

Section 3.                      Representations and Warranties.

(a) Each party represents to the other party that:
(i) It is duly organized and validly existing under the laws of the jurisdiction of its organization or incorporation and, if relevant under such laws, in good standing.

(ii)           It has the power to execute this Amendment Agreement and any other documentation relating to this Amendment Agreement to which it is a party, to deliver this Amendment Agreement and any other documentation relating to this Amendment Agreement that it is required by this Amendment Agreement to deliver and to perform its obligations under this Amendment Agreement and has taken all necessary action to authorize such execution, delivery and performance.

(iii)           Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets.

(iv)           All governmental and other consents that are required to have been obtained by it with respect to this Amendment Agreement have been obtained and are in full force and effect and all conditions of any such consents have been complied with.

(v)           Its obligations under this Amendment Agreement constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

(b) Counterparty represents and warrants to ML that, as of the date hereof, Counterparty is not aware of any material non-public information with respect to Counterparty or the Shares.
Section 4.                      No Reliance, etc.  Each of Counterparty and ML hereby confirms that it has relied on the advice of its own counsel and other advisors (to the extent it deems appropriate) with respect to any legal, tax, accounting, or regulatory consequences of this Amendment Agreement, that it has not relied on the other party or such other party’s affiliates in any respect in connection therewith, and that it will not hold the other party or such other party’s affiliates accountable for any such consequences.

Section 5.                      No Other Changes.  Except as expressly set forth in this Amendment Agreement, all terms and conditions of the Warrant Transaction and the Warrant Confirmation shall remain in full force and effect and are hereby confirmed in all respects.

Section 6.                      Waiver of Trial by Jury.  EACH OF COUNTERPARTY AND ML HEREBY IRREVOCABLY WAIVES (ON ITS OWN BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS STOCKHOLDERS) ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AMENDMENT AGREEMENT OR THE ACTIONS OF COUNTERPARTY OR ITS AFFILIATES OR ML OR ITS AFFILIATES IN THE NEGOTIATION, PERFORMANCE OR ENFORCEMENT HEREOF.

Section 7.                      Governing Law.  This Amendment Agreement and any dispute arising hereunder shall be governed by and construed in accordance with the laws of the State of New York (without reference to choice of law doctrine).

Section 8.                      Counterparts.  This Amendment Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all of the signatures thereto and hereto were upon the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be executed as of the date first above written.

Merrill Lynch International

By:/s/ Edgar Joya
Name: Edgar Joya
Title: Vice-President

Merrill Lynch, Pierce, Fenner & Smith Incorporated, solely in its capacity as Agent hereunder

By:/s/ Christopher A. Hutmaker
Name: Christopher A. Hutmaker
Title: Managing Director

Cyberonics, Inc.

By:/s/ Gregory H. Browne
Authorized Signatory
Name:  Gregory H. Browne
Title:  Senior Vice President, Finance &
Chief Financial Officer